Exhibit 23.1 Consent of KPMG Peat Marwick LLP,
                              Independent Auditors



                          Independent Auditors' Consent



The Board of Directors
Watts Industries, Inc.


We consent to the incorporation by reference in the Registration Statements pertaining to the 1996 Stock Option Plan (Form S-8 No. 333-32685), 1986 Incentive Stock Option Plan (Post-Effective Amendment No. 1 to Form S-8 No. 33-30377), Nonqualified Stock Option Plan (Form S-8 No. 33-37926), 1991 Non-Employee Directors' Nonqualified Stock Option Plan (Form S-8 No. 33-69422), and Management Stock Purchase Plan (Form S-8 No. 33-64627) of Watts Industries, Inc. of our report dated August 1, 1997, relating to the consolidated balance sheet of Watts Industries, Inc. and subsidiaries as of June 30, 1997, the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and the related schedule of valuation and qualifying accounts as of and for the year ended June 30, 1997, which report appears in the June 30, 1997 annual report on Form 10-K of Watts Industries, Inc.


                              KPMG Peat Marwick LLP


Boston, Massachusetts
September 12, 1997